Exhibit 4.1

AMERICAN INTERNATIONAL GROUP, INC.

Twenty-Third Supplemental

Indenture

Dated as of January 15, 2015

(Supplemental to Indenture Dated as of October 12, 2006)

THE BANK OF NEW YORK MELLON,

as Trustee

TWENTY-THIRD SUPPLEMENTAL INDENTURE, dated as of January 15, 2015 (the “Twenty-Third Supplemental Indenture”), between American International Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and The Bank of New York Mellon, a New York banking corporation, as Trustee (herein called “Trustee”);

R E C I T A L S:

WHEREAS, the Company has heretofore executed and delivered to The Bank of New York Mellon, as trustee, an Indenture, dated as of October 12, 2006 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of April 18, 2007 (the “Fourth Supplemental Indenture), and the Eighth Supplemental Indenture, dated as of December 3, 2010 (the “Eighth Supplemental Indenture”, and, together with the Base Indenture and the Fourth Supplemental Indenture, the “Existing Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series; and the Existing Indenture, as may be amended or supplemented from time to time, including by this Twenty-Third Supplemental Indenture, is hereinafter referred to as the “Indenture”;

WHEREAS, Section 901 of the Existing Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Existing Indenture to establish the form and terms of additional series of Securities;

WHEREAS, Sections 201, 301 and 901 of the Existing Indenture permit the form and the terms of Securities of any additional series of Securities to be established pursuant to an indenture supplemental to the Existing Indenture;

WHEREAS, the Company has authorized the issuance of $1,200,000,000 in aggregate principal amount of its 3.875% Notes due 2035 (the “Notes”);

WHEREAS, the Notes will be established as a series of Securities under the Indenture;

WHEREAS, pursuant to resolutions of (i) the Board of Directors of the Company adopted at a meeting duly called on September 14, 2010, approving certain additional covenants made by the Company, and (ii) the Finance and Risk Management Committee of the Board of Directors of the Company adopted at a meeting duly called on December 4, 2012, the Company has duly authorized the execution and delivery of this Twenty-Third Supplemental Indenture to establish the form and terms of the Notes; and

WHEREAS, all things necessary to make this Twenty-Third Supplemental Indenture a valid agreement according to its terms have been done;

NOW, THEREFORE, THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.1	Relation to Existing Indenture

This Twenty-Third Supplemental Indenture constitutes a part of the Indenture (the provisions of which, as modified by this Twenty-Third Supplemental Indenture, shall apply to the Notes) in respect of the Notes, and shall not modify, amend or otherwise affect the Existing Indenture insofar as it relates to any other series of Securities or affect in any manner the terms and conditions of the Securities of any other series.

Section 1.2	Definitions

For all purposes of this Twenty-Third Supplemental Indenture, the capitalized terms used herein (i) which are defined in the recitals or introductory paragraph hereof have the respective meanings assigned thereto in the applicable provision of the recitals and introductory paragraph, and (ii) which are defined in the Existing Indenture (and which are not defined in the recitals or introductory paragraph hereof) have the respective meanings assigned thereto in the Existing Indenture. For all purposes of this Twenty-Third Supplemental Indenture:

All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Twenty-Third Supplemental Indenture; and

The terms “herein”, “hereof”, and “hereunder” and words of similar import refer to this Twenty-Third Supplemental Indenture.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1	Forms of Notes Generally

The Notes shall be in substantially the forms set forth in this Article with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Existing Indenture and this Twenty-Third Supplemental Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary thereto, or as may, consistent with the Existing Indenture and this Twenty-Third Supplemental Indenture, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The Notes shall be issued initially in the form of the Global Notes, registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Each such Global Note will constitute a single Security for all purposes of the Indenture.

Section 2.2	Form of Notes

The Notes shall be in substantially the form of Annex A to this Twenty-Third Supplemental Indenture.

Section 2.3	Form of Trustee’s Certificate of Authentication of the Notes

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON
As Trustee

By:
Authorized Signatory

Section 2.4	Title and Terms

Pursuant to Sections 201 and 301 of the Indenture, there is hereby established a series of Securities, the terms of which shall be as follows:

(a) Designation. The Notes shall be known and designated as the “3.875% Notes due 2035.”

(b) Aggregate Principal Amount. The aggregate principal amount of the Notes that may be authenticated and delivered under this Twenty-Third Supplemental Indenture is initially limited to $1,200,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes issued pursuant to Section 304, 305, 306, 906, 1107 or 1203 of the Existing Indenture.

The Company may, without the consent of the Holders of the Notes, issue additional notes of this series in an unlimited amount having the same ranking, interest rate, Stated Maturity, CUSIP and ISIN numbers and terms as to status, redemption or otherwise as the Notes (other than dates as to issuance and the initial accrual of interest), in which event such notes and the Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

(c) Interest and Maturity. The Stated Maturity of the Notes shall be January 15, 2035 and the Notes shall bear interest and have such other terms as are described in the form of Note attached as Annex A to this Twenty-Third Supplemental Indenture.

(d) Redemption. The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof. The Notes shall be redeemable at the election of the Company from time to time, in whole or in part, at the times and at the prices specified in the form of Note attached as Annex A to this Twenty-Third Supplemental Indenture. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed at his address appearing in the Security Register.

(e) Defeasance. The Notes shall be subject to the defeasance and discharge provisions of Section 1302 of the Existing Indenture and the defeasance of certain obligations and certain events of default provisions of Section 1303 of the Existing Indenture.

(f) Denominations. The Notes shall be issuable only in fully registered form without coupons and only in denominations of $2,000 and multiples of $1,000 in excess thereof.

(g) Authentication and Delivery. The Notes shall be executed, authenticated, delivered and dated in accordance with Section 303 of the Existing Indenture.

(h) Additional Covenant and Amendment to the Base Indenture. The additional covenant of the Company and amendment to the Base Indenture, each as set forth in Article III of the Eighth Supplemental Indenture, shall apply to the Notes.

(i) Depositary. With respect to Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Depositary shall be The Depository Trust Company, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor (which shall be a clearing agency registered under the Exchange Act) as the Company shall designate from time to time in an Officers’ Certificate delivered to the Trustee.

Section 2.5	Exchanges of Global Note for Non-Global Note

Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Note and the Company does not appoint another institution to act as Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note, or (C) the Company so directs the Trustee by a Company Order.

ARTICLE THREE

MISCELLANEOUS

Section 3.1	Relationship to Existing Indenture

This Twenty-Third Supplemental Indenture is a supplemental indenture within the meaning of the Existing Indenture. The Existing Indenture, as supplemented and amended by this Twenty-Third Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Existing Indenture, as supplemented and amended by this Twenty-Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 3.2	Modification of the Existing Indenture

Except as expressly modified by this Twenty-Third Supplemental Indenture, the provisions of the Existing Indenture shall govern the terms and conditions of the Notes.

Section 3.3	Governing Law

This instrument shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.4	Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.5	Trustee Makes No Representation

The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Twenty-Third Supplemental Indenture other than its certificates of authentication.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Third Supplemental Indenture to be duly executed all as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Monika M. Machon
	Name:	Monika M. Machon
	Title:	Senior Vice President and Treasurer

Attest:

/s/ Christopher B. Chorengel

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Signature Page to Twenty-Third Supplemental Indenture]

ANNEX A

FORM OF THE NOTES

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO AMERICAN INTERNATIONAL GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO. (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AMERICAN INTERNATIONAL GROUP, INC.

3.875% NOTES DUE 2035

No. [—]
CUSIP No.: 026874DC8	$[—]

AMERICAN INTERNATIONAL GROUP, INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [—] Dollars ($[—]) on January 15, 2035, and to pay interest thereon from January 15, 2015, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on each January 15 and July 15 (each such date, an “Interest Payment Date”), commencing on July 15, 2015 at the rate of 3.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

In the event that an Interest Payment Date is not a Business Day, the Company shall pay interest on the next succeeding Business Day, with the same force and effect as if made on the Interest Payment Date, and without any interest or other payment with respect to the delay. If the Stated Maturity or earlier Redemption Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect as if made on the Stated Maturity or earlier Redemption Date, provided that no interest shall accrue for the period from and after such Stated Maturity or earlier Redemption Date.

Payment of the principal of and premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

AMERICAN INTERNATIONAL GROUP, INC.

By:
	Name:	Monika M. Machon
	Title:	Senior Vice President and Treasurer

Attest:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON
As Trustee

By:
Authorized Signatory

[Reverse of the Notes]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), designated as its 3.875% Notes due 2035, issued and to be issued in one or more series under an Indenture, dated as of October 12, 2006, as supplemented by the Fourth Supplemental Indenture, dated as of April 18, 2007, the Eighth Supplemental Indenture, dated as of December 3, 2010, and the Twenty-Third Supplemental Indenture, dated as of January 15, 2015 (as so supplemented, the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

The Notes of this series are subject to redemption at any time, in whole or in part, at the election of the Company, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at a Redemption Price equal to (A) in the case of a Redemption Date prior to July 15, 2034, the greater of (i) 100% of the principal amount, together with accrued and unpaid interest to, but excluding, the Redemption Date, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus accrued and unpaid interest to, but excluding, the Redemption Date; or (B) in the case of a Redemption Date on or after July 15, 2034, 100% of the principal amount, together with accrued and unpaid interest to, but excluding, the Redemption Date.

The definitions of certain terms used in the paragraph above are listed below.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

“Quotation Agent” means AIG Markets, Inc. or any other firm appointed by the Company, acting as quotation agent for the Notes. Any successor or substitute Quotation Agent may be an Affiliate of the Company.

“Reference Treasury Dealer” means (i) each of (a) one Primary Treasury Dealer (as defined below) selected by each of U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC and (b) Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, or the respective successor of any of the foregoing; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Person that is a Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Quotation Agent after consultation with the Company.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. on the third Business Day preceding such Redemption Date.

In the event of redemption of the Notes in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Notes of this series do not have the benefit of any sinking fund obligation and are not subject to repurchase at the option of the Holders.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, or interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, or interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in fully registered form without coupons in denominations of $2,000 and any multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.